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                                                                EXHIBIT 10.28

                             SPECIAL ENDORSEMENT
                                      TO
                   RETROCESSIONAL AGREEMENT NO. 8DDDR01-C122
                         (HEREINAFTER "ENDORSEMENT")



This Endorsement is made by and among AMERICAN RE-INSURANCE COMPANY, Princeton, New Jersey (hereinafter "Reinsurer"), INTER-OCEAN REINSURANCE COMPANY LTD., Hamilton, Bermuda (hereinafter "Company"), and ZENITH INSURANCE COMPANY, CALFARM INSURANCE COMPANY, ZNAT INSURANCE COMPANY and ZENITH STAR INSURANCE COMPANY, (collectively hereinafter "Payee"). This Endorsement is part of and shall be attached to Retrocessional Agreement No. 8DDDR01-C122 (hereinafter "Retrocessional Agreement") and pertains to the Agreement identified below (hereinafter "Agreement").

For value received, the Reinsurer, the Company and the Payee hereby agree that, with respect to the Company's loss payment obligations arising under the Agreement, which Agreement is reinsured in whole or in part by the Reinsurer under the Retrocessional Agreement:

1. In the event the Company is declared insolvent and placed in liquidation by a court of competent jurisdiction, and is therefore unable to pay any loss for which the Company would otherwise be legally liable under the Agreement, the Reinsurer shall become liable to pay amounts due to the Company under the Retrocessional Agreement directly to Zenith Insurance Company acting as agent to the Payee.

2. The Reinsurer's obligation to make payments pursuant to this Endorsement shall be limited by the Company's liability under the terms, limits and conditions contained in the Agreement.

3. Any payment by the Reinsurer pursuant to this Endorsement shall be, to the extent of such payment, in substitution, satisfaction and discharge of the Reinsurer's reinsurance obligation to the Company, its liquidators, receiver, or statutory successor under the Retrocessional Agreement. Neither this Endorsement, nor any other provision of the Retrocessional Agreement or the Agreement, shall be construed in a manner which would subject the Reinsurer to liability for a duplicative payment of losses reinsured under the Retrocessional Agreement.

4. In the event of a claim by the Payee against the Reinsurer pursuant to this Endorsement, the Reinsurer shall be entitled to all rights of the Company under the Agreement, including but not limited to salvage and subrogation rights and any rights the Company may have to collateral which secures obligations arising under the Agreement.

5. In the event the Agreement is terminated or expires, or upon the cessation of all liability of the Company under the Agreement, this Endorsement shall simultaneously and automatically terminate.



                      [Logo of INTER-OCEAN REINSURANCE COMPANY LTD.]

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6.   The provisions of this Endorsement only shall apply with respect to the
     Agreement listed below:

     Aggregate Excess of Loss Reinsurance Agreement No.: 8DDD999-A122

     Agreement effective date: August 1, 1998

7. Except as expressly herein stated, nothing herein contained shall vary, alter or amend the terms, conditions, or limitation of the Retrocessional Agreement endorsed hereby.

8. There shall be no modification of, or change in, the terms of this Endorsement without the prior written approval of the parties to this Endorsement.


IN WITNESS WHEREOF the authorized parties hereto have executed this Endorsement in triplicate to be effective on this 1st day of August, 1998.


AMERICAN RE-INSURANCE                         INTER-OCEAN REINSURANCE
COMPANY                                       COMPANY LTD.

/s/ Dominic Addesso                           /s/ Michael Sullivan
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ZENITH INSURANCE COMPANY,
CALFARM INSURANCE COMPANY,
ZNAT INSURANCE COMPANY and
ZENITH STAR INSURANCE COMPANY

/s/ John J. Tickner
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                     [Logo of INTER OCEAN REINSURANCE COMPANY LTD.]